GREEN SPACES MEMBERSHIP AGREEMENT

This membership agreement (this "Agreement") is between Harris and Gray, LLC, dba Green Spaces, a Colorado limited liability company, referred to in this Agreement as "Green Spaces" or "we," and Hollister Blacksmith, Inc., as set forth on the signature page below, referred to in this Agreement as "the Member" or "you," and sets forth the terms and conditions of the Member's membership for a [Private Office] (Membership Type), as defined below. This agreement is for the term of "12 months " and will begin the date of "6/1/2020" and terminate on "5/31/2021" with 90 days written notice from the Member.

AGREEMENT

We are glad that you have decided to become a part of the Green Spaces community. As you know, we are in the business of offering memberships for the use of certain spaces at the location of 2590 Walnut St. Denver, Colorado 80205 (the "Space") to our members, in exchange for a monthly Membership Fee. We are proud of the supportive and nurturing community that has developed to provide a colocation workspace for individuals and entities who care about coalescing in a "green" manner. By executing this Agreement you are agreeing to the terms and conditions set forth below, which outline your responsibilities and expectations, as well as ours, and which exist in order to encourage the principles and success of Green Spaces and its members. Additionally, by executing this Agreement you acknowledge that you have the authority to do so and have the ability to perform in accordance with your obligations under this Agreement, and that you have read and agree with all of the terms and conditions of this Agreement. Membership Details Green Spaces hereby grants to the Member, in exchange for the Membership Fee (as defined below) and the Member's performance of its covenants and obligations contained in this Agreement, a monthly membership at the level of "[Private Office]"

("Membership"). Such Membership shall constitute a revocable, non-exclusive license from Green Spaces to the Member to use the Shared Spaces (defined below) and the Member's Space (defined below), and as defined Membership Addendum attached hereto as "Exhibit A". The Member is only being licensed such rights as defined on Exhibit A under the heading of " Private Office " Membership ("Membership Type"). In exchange for Membership, the Member shall pay to Green Spaces a monthly recurring membership fee, which shall initially be $ 2,895 (the "Membership Fee") per month due in U.S. funds on the first day of each month via automatic credit card payment or check, or as otherwise instructed by Green Spaces. This fee will be for two private offices, deemed Office #6 and Office #8. The Membership Fee for the first and last month of the Member's Membership shall be prorated daily. A security deposit in the amount of $2,895 will be required to secure the membership agreement date and to put this agreement into effect. This security deposit will be applied to last month's rent. Payments by credit card are subjected to a 3% credit card fee charged by Stripe and can be avoided by setting up ACH payment system through Proximity. Any Membership Fee received by Green Spaces after the third (3rd) day of the month shall constitute a late payment and shall immediately incur a late charge of $35, which shall be immediately due and payable to Green Spaces. Each additional day that any Membership Fee amount remains outstanding and unpaid, the Member shall pay an additional daily late fee of $5 per day. In the event that the Member fails to pay Green Spaces its Membership Fee after the third (3rd) day of the month, Green Spaces may, in its sole discretion, elect to terminate the Member's Membership. Green Spaces may, at any time in its sole and absolute discretion, for any reason or no reason, terminate this Agreement, which shall in effect cancel the Member's Membership and revoke any applicable licenses or rights associated therewith, upon thirty (30) days written notice provided to the Member. In the event that the Member takes any action or inaction that causes or may cause damage to Green Spaces, including without limitation failing to adhere to any rules contained in this Agreement or as otherwise communicated by Green Spaces, any breach of this Agreement, or any failure to make payment upon

demand, Green Spaces may immediately terminate this Agreement, which shall in effect cancel the Member's Membership and revoke any applicable licenses or rights associated therewith, such termination to be effective immediately upon written or oral notice to the Member. Shared Spaces and Member's Space Certain physical areas at the Space have been designated by Green Spaces as "Shared Spaces," which shall be common areas available for use by all of the Members. Each Member shall be assigned its own physical area at the space based on that Member's Membership Type ("Member's Space"). The Shared Spaces shall be maintained by Green Spaces for use by all of the Members, provided that, each Member shall be responsible for cleaning up after themselves and their Related Persons and for any damages cause to the Shared Spaces by themselves or their Related Persons. The Member has inspected the Space and is aware of its condition and functionality, and agrees that such condition and functionality is adequate for the Member's use under this Agreement. Green Spaces shall not be required to make any additional upgrades or accommodations to the Space. The Member shall keep its Member's Space in good order and shall not cause any damage to its Member's Space, normal wear and tear accepted. Therefore, the Member is solely responsible for the safekeeping of all of its personal property and confidential information stored or kept at the Space. Green Spaces is not required by this Agreement to keep any form of insurance on the Member's personal property, so the Member shall be responsible for obtaining any such desired insurance. The Member shall hold Green Spaces harmless, and shall defend and indemnify Green Spaces against all third party claims, for any loss, theft, damage or destruction to personal property belonging to the Member or its Related Persons that occurs for any reason. Additionally, the Member shall be solely responsible, shall hold Green Spaces harmless, and shall defend and indemnify Green Spaces against all third party claims, for any loss, expense, lost profits, lost business, or any other damage or cause of action arising out of or due to the Member or its Related Persons' use of the Space. Member is solely responsible for removing personal property or equipment on or before the agreement termination date. If any equipment or personal property remains after the effective cancellation

date, Green Spaces has right to dispose of equipment or personal property.Green Spaces has the right at any time and from time to time by notice to the Member to change the physical location of any of the Shared Spaces or the Member's Space. Green Spaces owners, Austin Gray and Jayson Harris and their employees shall have access and permission to enter all Shared Spaces, Member's Space and the Space with 24 hr email notice to member.

EVENTS

As a benefit to our members, we permit certain events to be held at the Space. Although Green Spaces is not required by this Agreement to allow for or provide events, Green Spaces may from time to time make certain educational, networking, professional or other events available for the Member. Specific rules of a certain event may be communicated by Green Spaces to the Member prior to the event, and the Member shall adhere to all such rules. If the Member desires to host an event at the Space, the Member shall first enter into an agreement with Green Spaces governing the terms and conditions of such event. The Member hereby agrees to comply with all terms and conditions as set forth by Green Spaces related to such event. No Lease, Termination, Abandonment, Holdover This Agreement nor any other agreement or representation between the parties shall be deemed to constitute any interest in real property, including any lease or conveyance of any title, right, or interest from Green Spaces to the Member. All rights conferred in this Agreement shall be membership interest rights that grant a license to the Member for the use of certain real and personal property at certain times and under certain conditions. Accordingly, federal and state landlord-tenant laws do not govern this Agreement and the Member shall not invoke any tenant rights or privileges. The Member hereby waives all of its rights under Colorado landlord-tenant laws. In the event that the Member's Membership is terminated in accordance with the terms and conditions of this Agreement, Green Spaces may immediately enter and retake possession of the Member's Space. Any property of the Member that is not removed from the Space within five (5) days after termination of the Member's Membership may be

considered legally abandoned, at which time Green Spaces may hold or dispose of such property in any manner it determines. Any costs incurred to move or store property shall be immediately due and payable from the Member to Green Spaces. In the event that the Member abandons its Member's Space, then Green Spaces may immediately enter and retake possession of the Member's Space, and any property of the Member that is not removed from the Space within five (5) days after such abandonment may be considered legally abandoned, at which time Green Spaces may hold or dispose of such property in any manner it determines. In the event that the Member does not vacate the Space after its Membership is terminated, then Green Spaces may evoke any of its rights in law or equity to remove the Member. If the Member is present at the Space without invitation from Green Spaces after termination of its Membership, the Member shall be deemed to be trespassing and Green Spaces may pursue all of its rights and remedies associated therewith. Rules for Membership Rules of Conduct. Green Spaces may, from time to time or at any time, issue rules of conduct which shall be strictly followed by the Members. The Member shall at all times refrain from any activities that disturb other Members, including without limitation creating unpleasant odors, noise or activities. Pets. The Member may make a written request to Green Spaces to bring pets into the Space, however, Green Spaces reserves the right to accept or deny such request in its sole and absolute discretion, for any reason or no reason, or to make additional requirements of such request. The Member shall be solely responsible, shall hold Green Spaces harmless, and shall defend and indemnify Green Spaces against all third party claims, for any damage or cause of action arising out of or due to the presence of the Member's pet(s) in the Space. Green Spaces may distribute pet policy guidelines at any time and from time to time, which the Member shall adhere to at all times. Each Pet shall stay in each Member's designated "Member's Space."

Compliance with Laws and Use. The Member and its Related Persons shall at all times comply with all applicable laws, rules, regulations and ordinances for any activities related to the Space. The Member shall defend and indemnify Green Spaces against all third party claims related to the Members non-compliance with

applicable laws, rules, regulations and ordinances for any activities related to the Space. Any illegal or criminal activity conducted by the Member or its Related Persons related to the Space shall be cause for immediate termination of the Member's Membership. The Member shall only use the Space designated to the Member pursuant to its Membership as office space for purposes related to its business. Hazardous Materials. The Member shall not bring or allow to be brought on to the Space, any materials or substances that may be hazardous to humans, animals or the environment. If the Member discovers any of the above materials present or potentially present at the Space, the Member shall report it to Green Spaces immediately. Visitors. The Member is permitted to have a limited number of visitors on an occasional basis, provided that its visitors shall be considered as "Related Persons" under this Agreement and shall comply with the visitor sign in procedure as set forth by Green Spaces. Green Spaces retains the right to deny any visitors at any time and from time to time in its sole and absolute discretion. The Member may not schedule parties, events, seminars or other gatherings without first receiving written permission from Green Spaces, which permission may be withheld by Green Spaces in its sole and absolute discretion. Non-Solicitation. The Member and its Related Persons shall not permit or engage in any sale or solicitation of any product or service that is not normal course of the business of the Member. Alcohol, Smoking, Drugs. No outside alcohol shall be brought into the Space by the Member or its Related Persons. Green Spaces may permit the presence of alcohol and the consumption of alcohol in its discretion, but only in accordance with its licenses, permissions and applicable law. No smoking of any kind is allowed in the Space. No illegal drugs or unauthorized prescription drugs shall be brought into the Space by the Member or its Related Persons. Green Commitment Green Spaces has a commitment to being a sustainable hub and fostering an economy that is thoughtful by being both socially and environmentally aware.

INTERNET POLICY

Green Spaces provides wireless and wired connectivity for its Members at certain physical locations at the Space as determined by Green Spaces and as may be modified from time to time. The Members may use the internet provided by Green Spaces for normal business use, however, the Member may not use the internet in a manner that utilizes excessive bandwidth, which shall be determined by Green Spaces in its sole and absolute discretion. Green Spaces shall not be liable for any internet outages or limitations that may occur from time to time. Additionally, the Member is at all times responsible for providing its own cyber security, including without limitation spam-filtering, anti-virus protection and hacking protection. The parties agree that because Green Spaces is not providing security services on the available internet, Green Spaces shall not be responsible under any circumstances for any damages caused to or by the Member due to infections, hacking or other cyber security issues. The Member agrees to hold Green Spaces harmless and indemnify Green Spaces against all damages or claims that arise due to internet security matters.

GREEN SPACES INTELLECTUAL PROPERTY

All of Green Spaces intellectual property, including without limitation its trademarks, service marks, logos, domain names, trade names and other rights are the exclusive property of Green Spaces and may not be used by the Member or its Related Persons without express written permission from Green Spaces. Miscellaneous Notices. All notices under this Agreement sent to Member shall be delivered in writing to the address, email or hand delivered to the Member's Space, in accordance with the most current information on file with Green Spaces. Notices sent to Green Spaces shall be delivered in writing and shall be effective when hand delivered to, or received via regular mail by, the then current manager of Green Spaces. Force Majeure. Green Spaces shall not be considered in breach of this Agreement or any of its covenants hereunder, in whole or in part, if its performance is impeded by a

"force majeure," defined as an unforeseen event, out of the control of Green Spaces, unavoidable, which renders it incapable of executing its responsibilities. Amendments. This Amendment may be revised from time to time by Green Spaces, which Amendment(s) shall be binding on the Member. It is the responsibility of the Member to review this Agreement as amended and abide by its terms and conditions. Waiver. Failure by any party to complain of any action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party's rights hereunder. Waiver by any party of any right arising from any breach of any other party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future. Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law. Applicable Law. This Agreement shall be governed by the laws of the State of Colorado. Binding Effect. The provisions hereof shall be binding upon and shall inure to the benefit of Green Spaces and the Member, their respective successors, and permitted assigns. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year written below, and the person executing this agreement on behalf of each party represents and warrants that this agreement has been authorized by all necessary parties, is validly executed by an authorized officer or agent, and is binding upon and enforceable against the company or individual in accordance with its terms. Harris and Gray, LLC dba Green Spaces, a Colorado limited liability company.

Security Deposit: $2,895

Signature: _________________ 3/23/20

Signature: _________________ 3/23/20

Harris and Gray, LLC

Jayson Harris

Austin Gray

Signature: : _________________

Hollister Blacksmith, Inc.

Date: : _________________

EXHIBIT A

MEMBERSHIP ADDENDUM

Pursuant to the terms of the Membership Agreement, the Member shall have the rights as set forth below depending on the Membership Type. The Member shall have access to the phone boots on a first come, first serve basis for up to one (1) hour per session. The Member shall have the right to receive clients at the space and 1 day pass is included per month for visitors. The Membership Type and its associated rights are as follows:

PRIVATE OFFICE 6&8

Member shall be licensed an office space that can accommodate 9 total people. Office 6 can accommodate 6 persons and Office 8 will accommodate three persons. Such space shall be accepted by Member prior to commencement of the Member's Membership. Green Spaces may relocate Member to similar space upon prior written notice in its sole and absolute discretion. Member shall have access to reserve conference rooms on a first come, first serve basis for up to fifteen (15) hours per month. Member shall receive 600 black & white and 150 color prints per month. Member can set up a mailbox with suite-number for 2 company names on at Green Spaces. Member shall be offered all other shared Member benefits provided by Green Spaces to its members, as set forth in the Membership Agreement.

TEAM POD

Member shall be licensed a semi-private space that can accommodate four to five people. Such space shall be accepted by Member prior to commencement of the Member's Membership. Green Spaces may relocate Member to similar space upon prior written notice in its sole and absolute discretion. Member shall have access to reserve conference rooms on a first come, first serve basis for up to ten (10) hours

per month. Member shall receive 300 black & white and 75 color prints per month. Member can set up a mailbox with suite-number for 2 company names on at Green Spaces. Member shall be offered all other shared Member benefits provided by Green Spaces to its members, as set forth in the Membership Agreement.

Member shall be licensed a desk space in a pod or a semi-private desk, that may accommodate one or two people. Such space shall be accepted by Member prior to commencement of the Member's Membership. Green Spaces may relocate Member to similar space upon prior written notice in its sole and absolute discretion. Member shall have access to reserve conference rooms on a first come, first serve basis for up to six (6) hours per month. Member shall receive 150 black & white and 20 color prints per month. Member can set up a mailbox with suite-number for 2 company names on at Green Spaces. Member shall be offered all other shared Member benefits provided by Green Spaces to its members, as set forth in the Membership Agreement.

LOUNGE SPACE

Member shall be licensed access to the lounge area, which space shall be established by Green Spaces from time to time. Member shall have access to reserve conference rooms on a first come, first serve basis for up to four (4) hours per month. Member shall receive 150 black & white and 20 color prints per month. Member can set up a mailbox with suite-number for 2 company names on at Green Spaces. Member shall be offered all other shared Member benefits provided by Green Spaces to its members, as set forth in the Membership Agreement.